0952572.09	Dcornish AMD
Alison Lundergan Grimes Kentucky Secretary of State Received and Filed: 5/9/2017 1 :25 PM Fee Receipt $40.00
Commonwealth of Kentucky
Alison Lundergan Grimes, Secretary of State

Division of Business Filings Business Filings PO Box 718 Frankfort, KY 40602 (502) 564-3490 www.sos.ky.gov	Articles of Amendment (Domestic Profit or Professional Services Corporation)	AMD

Pursuant to the provisions of KRS 14A and KRS 271B, the undersigned applies to amend articles of incorporation, and for that purpose, submits the following statements:

1. Name of the corporation on record with the Office of the Secretary of State is

Valvoline Inc.
(The name must be identical to the name on record with the Secretary of State.)

2. The text of each amendment adopted:	Article XII of the Amended and Restated Articles of Incorporation of the Corporation be and is hereby deleted in its entirety.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4. The date of adoption of each amendment was as follows:	May 5, 2017

5. Check the option that applies (check only one option):
☐	The amendment(s) was (were) duly adopted by the incorporators prior to issuance of shares.
☐	The amendment(s) was (were) duly adopted by the board of directors prior to issuance of shares.
☑	The amendment(s) was (were) duly adopted by the incorporators or board of director without shareholder action as shareholder action was not required.
☐	If the amendment(s) was (were) duly adopted by the shareholders, the:
a) ___	Number of outstanding shares.
b) ___	Number of votes entitled to be cast by each voting group entitled to vote separately on the amendment
c) ___	Number of votes of each voting group indisputably represented at the meeting.
d) ___	The total number of votes in favor of the amendment.
e) ___	The number of votes against the amendment.
f) ___	The number of votes cast for the amendment by each voting group was sufficient.

6.  This application will be effective upon filing, unless a delayed effective date and/or time is provided.  The effective date or the delayed effective cannot be prior to the date the application is filed.  The date and/or time is ______________. (Delayed effective date and/or time)

I declare under penalty of perjury under the laws of Kentucky that the forgoing is true and correct.

/s/ Issa O. Yesufu	Issa O. Yesufu	Assistant Secretary	May 5, 2017
Signature of Officer or Chairman of the Board	Printed Name	Title	Date

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
VALVOLINE INC.

Pursuant to KRS 271B.10-060, the undersigned hereby submits the following Articles of Amendment to the Amended and Restated Articles of Incorporation of Valvoline Inc. (the “Corporation”) and states as follows:

FIRST, the name of the Corporation is Valvoline Inc.

SECOND, Article XII of the Amended and Restated Articles of Incorporation of the Corporation be and is hereby deleted in its entirety.

THIRD, these Articles of Amendment shall be effective upon filing.

FOURTH, these Articles of Amendment to the Amended and Restated Articles of Incorporation of Valvoline Inc. were adopted by the Board of Directors without shareholder action, which shareholder action was not required pursuant to KRS 271B.10-020(4).

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed this 5th day of May, 2017.

By:	/s/ Julie M. O’Daniel
	Name:	Julie M. O’Daniel
	Title	Senior Vice President, General Counsel & Corporate Secretary

[Signature Page to Articles of Amendment (Removing Principal Office Address)]